EXHIBIT 10.41
                                                                   -------------
                            JOINT SECURITY AGREEMENT

         THIS JOINT SECURITY AGREEMENT is made as of this 9th day of November, 2000, by Heartsoft, Inc., a Delaware corporation ("Debtor"), and Benjamin Shell ("Pledgor"), in favor of Alan W. Carlton Revocable Living Trust (the "Trust") and June Limited Partnership (the "Partnership"). The Trust and the Partnership are collectively referred to herein as the "Secured Parties."

         WHEREAS, the Trust and the Partnership have each loaned $250,000 to Debtor pursuant to Promissory Notes of even date (collectively, the "Notes");

         WHEREAS, Pledgor is the chief executive officer of Debtor and, in order to induce the Trust and the Partnership to loan an aggregate of $500,000 to Debtor, desires to pledge the Collateral to secure the Indebtedness (as defined below); and

         WHEREAS, the Trust and the Partnership desire to share on a pro rata basis all principal and interest payments on the Notes and proceeds from the sale of Collateral securing the indebtedness and to make joint decisions regarding the declaration of events of default and the exercise of remedies under the Notes and this Joint Security Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor does hereby covenant and agree as follows:

         1. Definitions. The terms as used herein shall be construed and controlled by the following definitions, and except as the context may otherwise require or as may be otherwise provided herein, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular.

                  1.1 Collateral. "Collateral" shall mean and include the following property: (i) the Heartsoft Stock, and (ii) all proceeds of the Heartsoft Stock, including all dividends (cash, stock or otherwise) or other property, rights or claims received upon the disposition of, collection upon, release or cancellation of, or otherwise on account of said property or any part thereof.

                  1.2 Event of Default. "Event of Default" shall have the meaning set forth in Section 6.

                  1.3 Heartsoft Stock. "Heartsoft Stock" shall mean 500,000 shares of Heartsoft, Inc. common stock owned by Pledgor.

                  1.4 Indebtedness. "Indebtedness" shall mean and include all indebtedness of Debtor to Secured Parties arising out of or relating to the Notes.

         2. Security Interest. Pledgor hereby assigns and grants to Secured Party a security interest in the Collateral to secure the Indebtedness.

         3. Delivery and Possession of Collateral. Contemporaneously with the execution and delivery hereof, Pledgor shall deliver to Monty Montgomery, as agent of Secured Parties, the physical possession of the Heartsoft Stock together with an Assignment Separate From Certificate executed in blank by Pledgor.

         4. Representations and Warranties. Pledgor hereby represents and warrants to Secured Parties that:
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                  4.1 Ownership; Free of Encumbrances. Pledgor is and will
         remain the legal and beneficial owner of the Collateral, free and clear of any prior liens, security interests, encumbrances or conflicting claims, or rights of any kind, except the security interest created hereby, and Pledgor will not transfer or offer or attempt to transfer, by lease or sale or otherwise, any interest in the Collateral or possession thereof without the express written consent of Secured Parties.

                  All of the shares of the Heartsoft Stock have been duly and validly issued and are fully paid and nonassessable. Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except such as may have been filed pursuant to this Joint Security Agreement.

         5. Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to vote the Heartsoft Stock and to give consents, waivers and ratifications in respect of the Heartsoft Stock.

         6. Covenants of Debtor. Debtor covenants and agrees that so long as the Note shall be outstanding that:

                  6.1 Debtor will not create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness except for (i) liabilities incurred by Debtor in the ordinary course of its business and (ii) indebtedness (when aggregated with amounts referred to in Section 6.3(ii)(B) hereof), would not exceed $750,000 which has been placed by or with any of the persons or entities listed in the letter dated even date of Heartsoft to Secured Parties. The term "indebtedness" shall mean and include all items which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which indebtedness is to be determined.

                  6.2 Debtor shall not amend its certificate of incorporation or its bylaws, except for amendments to the bylaws which do not affect the rights of Holder. Debtor shall comply with all of the provisions of its certificate of incorporation and its bylaws.

                  6.3 Except as otherwise provided in this Section 6.3, Debtor shall not make any change in its capital structure, including, without limitation, (i) the issuance of any equity securities (including, without limitation, treasury shares and shares that have been permanently retired) or (ii) the issuance of any warrants, options or other rights to purchase equity securities of Debtor. Notwithstanding the foregoing, Debtor shall be entitled (A) to grant options to acquire shares of its common stock to its employees hired after the date hereof, so long as no portion of the options vest for a period of one year from the date of grant and (B) to issue equity securities which have been purchased or placed by any of the persons or entitles listed in the letter dated even date of Heartsoft to Secured Parties as long as the aggregate purchase price of such equity securities (when aggregated with any amounts referred to in Section 6.3(ii) hereof), would not exceed $750,000.

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

                  6.4 Debtor shall not, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets of, acquire all or substantially all of the securities or interests in or otherwise combine with any other entity. This Section 6.4 shall not affect the ability of Debtor to organize subsidiaries to acquire other businesses as long as (a) all of the equity securities and debt and other securities convertible into, or exchangeable or exercisable for equity securities are owned by Debtor and (b) such organization does not materially adversely affect the performance by Debtor under the Notes.

                  6.5 Debtor shall not sell, convey, transfer or dispose of any of its assets other than, (i) sales of its inventory to its customers in the ordinary course of its business, (ii) sales of assets at a price equal to, or greater than, their fair market value, except for the sale of all or a significant portion of the assets of Debtor in one transaction or a series of related transactions and (iii) sales of assets that do not either individually or in the aggregate materially adversely affect the performance by Debtor of the Notes.

                  6.6 Debtor shall take all actions necessary to preserve and to keep in fully force and effect its corporate existence. Debtor shall not take any action or omit to take any action, which act or omission may result in the loss of such corporate existence or the dissolution, liquidation or winding up of Debtor.

                  6.7 Debtor shall not declare or pay any dividends or incur any liability to make any other payment or distribution of cash or other assets of Debtor in respect of any equity security of Debtor.

                  6.8 Debtor shall not pay any bonuses or other extraordinary payments to any officer or director of Debtor, other than salaries currently in effect or bonuses which Debtor is currently obligated to pay.

                  6.9 Debtor shall use the proceeds from the Notes for the conduct of its business in the ordinary course.

         7. Default. The term "Event of Default" for all purposes of this Joint Security Agreement shall mean one or more of the following:

                  7.1 Note Payments. Failure to pay principal or interest under either Note when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise.

                  7.2 Other Default in Payment or Performance. Default in the payment, performance or observance by Debtor or Pledgor of any other obligation, covenant or liability contained or referred to herein or in the Notes or the Letter Agreements of even date between Debtor and each of the Trust and the Partnership (the "Letter Agreements") and any such default shall continue unremedied for ten (10) days after Debtor and Pledgor obtain notice thereof.

                  7.3 Material Inaccuracy. Material inaccuracy in any of the representations and warranties of Debtor to Secured Parties contained in the Letter Agreements.

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                  7.4 Dissolution; Insolvency. (i) Debtor shall commence any case, proceeding, or other action (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition, or other like relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it, or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; or (ii) there be commenced against Debtor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains dismissed, undischarged, or unbonded for a period of thirty
         (30) days; or (iii) there be commenced against Debtor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) any action be taken by Debtor in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above.

                  7.5 Discontinuance of Change of Business. Debtor shall discontinue its business or materially change the nature or scope of its business.

                  7.6 Cessation of Trading. Shares of common stock of Debtor shall cease being listed on NASDAQ's Over the Counter Bulletin Board.

                  7.7 Litigation. There shall have been filed a lawsuit against Debtor alleging potential money damages in excess of $100,000 or any governmental agency shall have instituted proceedings against Debtor in which its total monetary exposure exceeds $100,000.

                  7.8 SEC Orders, etc. The Securities and Exchange Commission or any other state securities agency shall have issued an order against Debtor in which it is ordered to cease and desist from engaging in any improper conduct.

         8. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Secured Parties jointly shall have and may exercise the following rights and remedies, without further notice to Debtor or Pledgor:

                  8.1 Acceleration. Declare the Notes to be immediately due and payable whereupon the same shall become forthwith due and payable.

                  8.2 All Legal Remedies. Proceed to enforce and exercise any and all rights and remedies which Secured Parties may have under this Joint Security Agreement or applicable law, including, without limitation: (i) commencing one or more actions against Debtor and reducing the claims of Secured Parties against Debtor to judgment, and
         (ii) foreclosure or other enforcement of Secured Parties' security interest in the Collateral, or any portion thereof, or other enforcement of Secured Parties' rights and remedies in respect of and to recover upon the Collateral, through judicial action or otherwise, including all available remedies under the applicable provisions of the Oklahoma Uniform Commercial Code.

                  8.3 Disposition. Sell, lease or otherwise dispose of the Collateral at private or public sale, in bulk or in parcels and, where permitted by law, without having the Collateral present at the place of sale. Secured Parties will give Pledgor and Debtor reasonable notice of the time and place of any public sale or other disposition thereof or the time after which any private sale or disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Pledgor and Debtor at least five (5) business days before the time of any such sale or disposition.

                  Secured Parties shall not be obligated to make any such sale pursuant to any such notice. Secured Parties may, without notice or publication, adjourn any public or private

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         sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Secured Parties acknowledge that the Securities Act of 1933, as amended, and certain other federal and state laws or regulations may constitute legal restrictions or limitations upon Secured Parties in any attempts to dispose of any portion of the Collateral which constitutes securities and the enforcement by Secured Parties of their rights and remedies with respect thereto.

                  8.4 Costs and Expenses. Recover from Debtor an amount equal to all reasonable costs, expenses and attorney's fees incurred by Secured Parties in connection with the exercise of the rights contained or referred to herein, together with interest on such sums at the post-default rate applicable to the Notes from time to time. Reasonable costs shall include $300 an hour for the time spent by representatives of Secured Parties in exercising their rights hereunder.

         9. Application of Proceeds. All monies collected by Secured Parties upon the sale of the Collateral hereunder, together with any other monies received by Secured Parties hereunder, shall be applied by Secured Parties to the payment of all costs and expenses reasonably incurred by Secured Parties in connection with such sale, the delivery of such Collateral or the collection of any such monies (including, without limitation, reasonable attorney's fees and expenses), and the balance of such monies shall be applied by Secured Parties pro rata to the payment of the Indebtedness, and the remainder, if any, shall be returned to Pledgor.

         10. Termination. This Joint Security Agreement shall terminate upon payment in full in cash of the Indebtedness in which event Secured Parties shall forthwith assign, transfer and deliver to Pledgor all of the Heartsoft Stock, if any, then held by them in pledge hereunder.

         11.      Miscellaneous.
                  -------------

                  11.1 Cumulative Remedies. No failure on the part of Secured Parties to exercise and no delay in exercising any right under this Joint Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Parties of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative.

                  11.2 Notices. All notices, requests and demands shall be served by registered or certified mail as follows:

         DEBTOR:                         Heartsoft, Inc.
                                         3103 North Hemlock
                                         Broken Arrow, OK  74012
                                         Attn:  Chief Executive Officer

         SECURED PARTIES:                Alan W. Carlton Revocable Living Trust
                                         10770 South 77th East Avenue
                                         Tulsa, OK  74133
                                         Attn: Alan W. Carlton, Trustee

                                         June Limited Partnership
                                         8086 South Yale, PMB#23
                                         Tulsa, OK  74136
                                         Attn: Robert K. Pezold, General Partner

                                                     And

                                         C. Philip Tholen
                                         June Limited Partnership
                                         4203 East 75th Place
                                         Tulsa, OK  74136

         PLEDGOR:                        Benjamin Shell
                                         3101 North Hemlock
                                         Broken Arrow, OK  74012

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or at such other address as Debtor, Pledgor and Secured Parties shall designate for such purpose in a written notice to the other party hereto and shall be effective and deemed given three (3) business days after deposit in the U.S. Mail, first class postage prepaid or when personally delivered.

                  11.3 Interpretation. This Joint Security Agreement shall be deemed to be a contract made under the laws of the State of Oklahoma and shall be construed in accordance with the laws of said State (without regard to its conflicts of laws principles). The descriptive headings of the sections of this Joint Security Agreement are for convenience only and shall not be used in the construction of the content of this Joint Security Agreement.

                  11.4 Binding Effect. This Joint Security Agreement shall be binding on Debtor and Pledgor and their respective successors and assigns and shall inure to the benefit of Secured Parties and their respective successors and assigns.

                  11.5 Severability. In the event ay one or more of the provisions contained in this Joint Security Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  11.6 Amendment. This Joint Security Agreement cannot be amended except by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

                  11.7 Counterparts. This Joint Security Agreement shall be executed in multiple counterparts, each of which when duly executed and delivered shall be an original but such counterparts shall together constitute but one and the same instrument.

                  11.8 Assignment. This Joint Security Agreement, the Notes and the Letter Agreements may not be assigned, transferred or assumed by either Debtor or Pledgor without the prior written consent of both Secured Parties. This Joint Security Agreement, the Notes and the Letter Agreements may be assigned, transferred or assumed by Secured Parties without the prior consent of either Debtor or Pledgor, provided that any such assignment or transfer shall be to a third party who is able to make the representations contained in Section 2 of the Letter Agreements.

         IN WITNESS WHEREOF, Debtor and Pledgor have executed and delivered this Joint Security Agreement to and in favor of Secured Parties on the day and year first above written.

                                    "DEBTOR"

                                    HEARTSOFT, INC.

                                    By: /s/ Benjamin P. Shell
                                        ----------------------------------
                                        Benjamin Shell, Chairman and CEO

                                    "PLEDGOR"
                                        /s/ Benjamin P. Shell
                                        ----------------------------------
                                        Benjamin Shell

ACCEPTED:

                                    "SECURED PARTIES"

                                    ALAN W. CARLTON REVOCABLE LIVING TRUST

                                    By: /s/ Alan W. Carlton
                                        ----------------------------------
                                        Alan W. Carlton, Trustee

                                    JUNE LIMITED PARTNERSHIP

                                    By: /s/ Robert K. Pezold
                                        ----------------------------------
                                        General Partner

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